UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2013 (June 17, 2013)

ASBURY AUTOMOTIVE GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-31262	01-0609375
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2905 Premiere Parkway NW, Suite 300 Duluth, GA	30097
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (770) 418 - 8200

None

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 8.01. Other Events.

On June 17, 2013, Asbury Automotive Group, Inc. (the “Company”) issued a press release (the “Announcement Press Release”) announcing its intention to offer, pursuant to an exemption under the Securities Act of 1933, $75.0 million in aggregate principal amount of additional 8.375% senior subordinated notes due 2020 (the “Additional Notes”). The Additional Notes being offered are an additional issuance of, and will rank equally and form a single series with, the outstanding $200.0 million aggregate principal amount of the Company’s 8.375% senior subordinated notes due 2020, which were issued on November 16, 2010 (the “Existing Notes”). The Additional Notes will have the same terms as the Existing Notes, including being guaranteed by all of the Company’s existing subsidiaries and future domestic restricted subsidiaries, with certain exceptions.

A copy of the Announcement Press Release is attached hereto as Exhibit 99.1, and is incorporated by reference herein.

Also on June 17, 2013, the Company issued a press release announcing the pricing and increase in size of its offering of Additional Notes (the “Pricing Press Release”). The Company will issue $100.0 million in aggregate principal amount of Additional Notes which will be priced at 109.75% plus accrued interest from and including May 15, 2013, and which will result in total proceeds of approximately $109.8 million.

The Company intends to use the net proceeds from the offering of Additional Notes for general corporate purposes. The Company may use the proceeds from the offering, together with cash on hand or available borrowings under various credit or mortgage facilities, to redeem its outstanding 7.625% Senior Subordinated Notes due 2017. The consummation of the offering of Additional Notes is conditioned upon customary closing conditions.

A copy of the Pricing Press Release is attached hereto as Exhibit 99.2, and is incorporated by reference herein.

The information contained in this report shall not constitute an offer to sell or a solicitation of an offer to purchase any Additional Notes in any jurisdiction in which such an offer, solicitation or sale would be unlawful.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Number	Exhibit

99.1	Announcement Press Release, dated June 17, 2013

99.2	Pricing Press Release, dated June 17, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASBURY AUTOMOTIVE GROUP, INC

By:	/s/ Scott J. Krenz
Name:	Scott J. Krenz
Title:	Senior Vice President and Chief Financial Officer

Date: June 17, 2013

EXHIBIT INDEX

Number	Exhibit

99.1	Announcement Press Release, dated June 17, 2013

99.2	Pricing Press Release, dated June 17, 2013